EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (“Agreement”) is made as of September 8, 2015, by and between Major League Football, Inc., a Delaware corporation (the “Company”), and Clairemont Private Investment Group, LLC, a Texas Limited Liability Company (the “Investor”).

RECITALS

WHEREAS, the Company is seeking to establish, develop and operate Major League Football as a professional spring/summer football league; and intends on financing its near term development activities and its working capital needs largely from the sale of debt and equity securities until such time that it can conduct profitable revenue-generating activities.

WHEREAS, in addition to the funding obtained through this Agreement, the Company intends to continue to seek additional funding through the issuance of public or private financings, including debt and equity financings (which may or may not close prior to the Closings in this Agreement), and may reduce the percentage ownership of the Investor, and the other securities may have rights superior to those of the Investor.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, the parties agree as follows:

Section 1.

Purchase and Sale.

1.1

Sale and Issuance of Securities. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closings (defined below), and the Company agrees to sell and issue to the investor at the Closings, against total cash payment of U.S $15 Million ($15,000,000), the securities (“Securities”) set forth below:

Amount of Investment	Closing Date	Securities to be Purchased
$5,000,000	On or before September 30, 2015

5,000,000 shares of Series A 10% Convertible Preferred Stock (the “Series A Preferred Stock”) and a warrant (the “Warrant”) to purchase up to an additional 5,000,000 shares of the common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price equal to 125% of the Conversion Price of the Series A Preferred Stock. The “Conversion Price” is equal to 75% of the 15 day VWAP price of the Common Stock.

$10,000,000	On or before January 31, 2016

The number of shares of Common stock calculated pursuant to paragraph 1.2(b) at a price per share equal to the daily volume weighted average price (“VWAP”) of the Company’s common stock during the twenty (20) consecutive trading day period beginning on the last trading date prior to the date of delivery to the Company of the $10,000,000 investment.

1.2

Closings.

(a)

The First Closing shall be on or before September 30, 2015 whereby the purchase and sale of the Series A Preferred Stock and the Warrant (as described in paragraph 1.1 above) being purchased by the Investors shall occur and take place at the offices of Company, at 10:00 a.m., or at such other time and place as the Company and the Investors mutually agree upon (which time and place are designated the “First Closing”). At the First Closing, the Company shall deliver to the Investor (i) a certificate representing Five Million (5,000,000) shares of Series A Preferred Stock, and (ii) the Warrant to purchase an additional Five Million (5,000,000) shares of Common Stock, the form of which is attached as Appendix A, against delivery to the Company by the Investor of U.S $5 Million ($5,000,000) in the form of wire transfer of same day funds payable to the order of the Company.  A description of the designation and terms of the Series A Preferred Stock is attached hereto as Appendix B. Immediately prior to the Closing, 7,000,000 shares of Common Stock will be reserved for issuance upon conversion of the Series A Preferred Stock to be purchased and sold pursuant to this Agreement.

(b)

The Second Closing shall be on or before January 31, 2016 whereby the purchase and sale of the Common Stock (as described in paragraph 1.1 above) being purchased by the Investors shall occur and take place at the offices of Company, at 10:00 a.m., or at such other time and place as the Company and the Investors mutually agree upon (which time and place are designated the “Second Closing”). At the Second Closing, the Company shall deliver to the Investor (i) a certificate representing the number of shares of Common Stock equal to the quotient obtained by dividing 10,000,000 by the Company’s 20 day VWAP (as described in paragraph 1.1 above) against delivery to the Company by the Investor of U.S. $10 Million ($10,000,000) in the form of wire transfer of same day funds payable to the order of the Company.

1.3

Use of Proceeds.  The Company agrees to use the proceeds from the sale of the Securities for working capital purposes in connection with the Company’s Major League Football plan of operation.

Section 2.

Representations and Warranties of the Company. Except as set forth on Exhibit 2, the Company hereby represents and warrants to the Investor that:

2.1

Incorporation. The Company is a corporation duly organized and validly existing, is in good standing under the laws of the state or other place of its incorporation, has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted, and the Company is qualified as a foreign corporation in each jurisdiction where the failure so to qualify would have a material adverse effect on its business or operations.

2.2

Capitalization.  The authorized capital of the Company is as described in the Company’s Annual Report on Form 10-K for fiscal year ended April 30, 2015 filed with the United States Securities and Exchange Commission on August 13, 2015 (the “2015 Form 10-K”); except that since August 13, 2015 (the “Form 10-K Date”) the Company has issued the securities set forth on Exhibit 2 attached to this Agreement.

2.3

Subsidiaries.  The Company does not presently control, directly or indirectly, any other corporation, association or business entity.

2.4

Authorization.  All corporate action on the part of the Company, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Company under this Agreement, and for the authorization, issuance and delivery of the Series A Preferred Stock and the Common Stock being sold hereunder, has been or shall be taken prior to the First Closing or Second Closing, as applicable, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company. Issuance of the Series A Preferred Stock is not, and issuance of the Common Stock issuable upon conversion of the Series A Preferred Stock will not be subject to preemptive rights or other preferential rights of any present stockholders in the Company.

2.5

Validity of Securities.  The Series A Preferred Stock to be purchased and sold pursuant to this Agreement, when issued, sold and delivered in accordance with its terms for the consideration expressed herein, shall be duly and validly issued. The Common Stock issuable upon conversion of the Series A Preferred Stock has been duly and validly reserved and upon issuance will be duly and validly issued, fully paid and nonassessable.

2.6

Governmental Consents.  All consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with and federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing or will be timely filed thereafter.

2.7

Compliance with Other Instruments.  The Company is not in violation of any provisions of its respective Certificate of Incorporation, its Bylaws, any material mortgage, indenture, lease, agreement or other instrument to which it is a party, or of any material provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company. The execution, delivery and performance of this Agreement will not result in any such violation or be in conflict with or constitute a default under any such provision.

2.8

Litigation.  There are no actions, proceedings or investigations pending, or to the knowledge of the Company threatened, which question the validity of this Agreement or, except as described in the 2015 Form 10-K, which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions, affairs or prospects of the Company.

2.9

Patents.  The Company owns or have a valid right to use the patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used to conduct their businesses as now operated and as now proposed to be operated; and the conduct of business as now operated and as now proposed to be operated does not and will not conflict with valid patents, patent rights, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights of others. The Company has no obligation to compensate any person or entity for the use of any such patents or rights.

2.10

Financial Statements.  The financial statements of the Company included in the 2015 Form 10-K complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP consistently applied during the periods presented (except, as noted therein, or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of unaudited statements, to normal audit adjustments) the financial position of Company as of the date thereof and the results of their operations and their cash flows for the periods then ended.

2.11

Absence of Certain Changes.  Except as set forth on Exhibit 2 attached to this Agreement, since the Form 10-K Date whether or not in the ordinary course of business, there has not occurred or arisen (a) any material adverse change in the financial condition, operations, business or prospects of the Company, or (b) any event, condition or state of facts of any character which materially or adversely affects, or may materially or adversely affect, the financial condition, operations, business or prospects of the Company.

2.12

Tax Returns and Reports.  All federal income tax and state franchise tax returns and tax reports required to be filed by the Company have been filed with the appropriate governmental agencies in all jurisdictions in which such returns or reports are required to be filed. All such returns and reports constitute complete and accurate representations, in all material respects, of the tax liabilities of the Company. All federal income tax and state franchise and other taxes (including interest and penalties) due from the Company have been fully paid or adequately provided for on the books and financial statements of the Company. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company knows of no additional assessments or adjustments pending or threatened for any period, nor of any basis for any such assessment or adjustment. The Company has not entered into any agreements with federal and state taxing authorities extending the statute of limitations with respect to the assessment of federal and state taxes for any period.

2.13

Properties.  The Company has good and marketable title to its real and personal properties and assets and valid leasehold interests in its leased properties as and to the extent carried on its books, including those reflected in the financial statements of the Company included in the 2015 Form 10-K, except properties and assets disposed of in the ordinary course of business or referred to on Exhibit 2 attached hereto, and none of such properties or assets is subject to any mortgage, pledge, charge, lien, security interest, encumbrance of joint ownership interest, except (a) liens for taxes, assessments, or governmental charges or levies if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, or (b) as shown on Exhibit 2 attached hereto. The use of any property of the Company for the purpose for which it was acquired is not now, and, based upon the laws, regulations and ordinances in effect on the date of Closing, in the future will not be, curtailed to a material degree by any violations prior to the Closing by the Company or any of the subsidiaries of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental protection, city planning, or similar matters). The Company and the Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they are operating, and all said lease are valid and subsisting and in full force and effect.

2.14

Agreements. Except as set forth in Exhibit 2 attached hereto, the Company has not materially breached, nor has it received written notice of any claim or threatened claim that the Company has breached, any of the terms or conditions of any material agreement, contract, lease, commitment or understanding, the breach or breaches of which singly or in the aggregate could materially or adversely affect the financial condition, operations, business or prospects of the Company.

2.15

Pension Benefit Plan.  The Company does not have or make contributions to any pension, defined benefit or defined contribution plans which are subject to the Federal Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2.16

No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

2.17

No Other Representations or Warranties. Except for the representations and warranties contained in this Section 2 (including the related portions of Exhibit 2), neither the Company nor any other person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company.

Section 3.

Representations and Warranties of the Investor.  The Investor represents and warrants to the Company as follows:

3.1

Authorization. All company action on the part of the Investor, its officers and directors, managers and members, as the case may be, necessary for the authorization, execution, delivery and performance of all obligations of the Investor under this Agreement, including for the delivery of the cash consideration described in paragraph 1.2, has been or shall be taken prior to the First Closing or Second Closing, as applicable, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Investor.

3.2

Accredited Investor.  The Investor is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Act”), in that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.

3.3

Independent Investigation.  Investor has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise), assets or Securities and Exchange Commission reports of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. Investor acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, Investor has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Section 2 of this Agreement (including the related portions of Exhibit 2), and (b) neither the Company nor any other person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Section 2 of this Agreement (including the related portions of Exhibit 2).

3.4

Governmental Consents.  All consents, approvals, orders, authorizations or registration, qualification, designation and declaration or filing with and federal or state governmental authority on the part of the Investor required in connection with the consummation of the transactions contemplated herein shall have been obtained prior to, and be effective as of, the Closing or will be timely filed thereafter.

3.5

No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

3.6

No Other Representations or Warranties. Except for the representations and warranties contained in this Section 3 and Section 4 below, neither the Investor nor any other person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Investor.

Section 4.

Securities Act of 1933.

4.1

Investment Representation.

(a)

This Agreement is made with the Investor in reliance upon its respective representations to the Company, which by its acceptance hereof the Investor hereby confirms, that the Securities to be received will be acquired for investment for an indefinite period for its own account and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such person any of the Securities.

(b)

The Investor understands that the Securities are not and may never be registered under the Act on the ground that the sale provided for in this Agreement and the issuance of securities is exempt pursuant to Section 4(a)(2) of the Act and Rule 506 of Regulation D thereunder, and that the Company’s reliance on such exemption is predicated on its representations set forth herein.

(c)

The Investor agrees that in no event will it make a disposition of any of the Securities, unless the Securities shall have been registered under the Act, unless and until (i) it shall have notified the Company with a statement of the circumstances surrounding the proposed disposition and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company to the effect that (A) such disposition will not require registration of such securities under the Act, and (B) that appropriate action necessary for compliance with the Act has been taken. Notwithstanding the foregoing, the Investor may distribute any of the Securities to the owners of its equity.

(d)

The Investor represents that it is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, has the ability to bear the economic risks of its investment and has been furnished with and has had access to such information as would be made available in the form of a registration statement together with such additional information as is necessary to verify the accuracy of the information supplied and to have all questions which have been asked by the Investor answered by the Company.

(e)

The investor understands that if a registration statement covering the Securities under the Act is not in effect when it desires to sell any of the Securities, it may be required to hold such Securities for an indeterminate period. The Investor also acknowledges that it understands that any sale of the Securities which might be made by it in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

4.2

Legends. All certificates for the Securities shall bear substantially the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE PURCHASER FOR INVESTMENT PURPOSES. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE TRANSFER AGENT (OR THE COMPANY IF THEN ACTING AS ITS TRANSFER AGENT) IS PRESENTED WITH EITHER A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A “NO-ACTION’ OR INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.”

4.3

Rule 144.  The Company covenants and agrees that: (i) at all times while it is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 it will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Act; and (ii) it will furnish the Investors upon request with all information about the Company required for the preparation and filing of Form 144.

Section 5.

Conditions to Investors’ Obligations at Closing. The obligations of the Investors under paragraphs 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before each applicable Closing of each of the following conditions:

5.1

Representations and Warranties.  The representations and warranties contained in Section 2 hereof, other than those contained in paragraph 2.2, subject to the disclosures contained in Exhibit 2, shall be true on and as of each applicable Closing.

5.2

Performance.  The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it on or before each applicable Closing.

5.3

Reservation of Shares.  The Company shall have reserved seven million (7,000,000) shares of its Common Stock for issuance upon the conversation of the Series A Preferred Stock.

5.4

State Securities Laws.  The Company will have complied with all requirements under all applicable state blue sky securities laws with respect to the offer and sale of the Series A Preferred Stock and the Common Stock to be issued upon the conversion thereto.

5.5

Effective Certificate of Designation.  The Certificate of Designation, substantially in the form attached hereto as Appendix B adopted by the Board of Directors of the Company and filed with the Delaware Secretary of State, shall be effective.

5.6

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at each applicable Closing hereby and all material documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to the Investor and its counsel, and the Investor and its counsel will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

Section 6.

Conditions of the Company’s Obligations at Closing. The obligations of the Company under paragraphs 1.1 and 1.2 of this Agreement are subject to the fulfillment at or before each applicable Closing of each of the following conditions:

6.1

Representations and Warranties.  The representations and warranties of the Investor contained in Sections 3 and 4 hereof shall be true on and as of each applicable Closing with the same effect as though said representations and warranties had been made on and as of each applicable Closing.

6.2

Performance.  The Investor shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it on or before each applicable Closing.

6.3

Proceedings and Documents.  All company and other proceedings in connection with the transactions contemplated at each applicable Closing hereby and all material documents and instruments incident to such transactions will be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel will have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

7.

Covenants.

7.1

Missouri City, TX Team. Promptly after the Second Closing, the Company will use its reasonable efforts to establish a football team that will be located in or near Missouri City, TX (the “Missouri City Team”) to commence playing in the Company’s third season (anticipated to be 2018 season). Subject to the terms of this Section 7 of this Agreement and any future agreements, the Missouri City Team will play in a stadium (“Stadium”) that will be built and owned by the Investor, who will also manage and sponsor the Stadium. The parties shall take into account all applicable governmental laws (state, county, city entity etc.) in connection with the financing, funding and ongoing management of the Stadium. Prior to building the stadium, the Investor and the Company will negotiate terms of use and estimated costs associated with the Missouri City Team utilizing the Stadium and the revenues generated, including any revenue sharing activities associated with any associated or specific agreement created with the intent of addressing this item (e.g. merchandising, parking, concessions etc.).

7.2

Vesting of Right of First Refusal. The Right of First Refusal described in paragraph 7.3 below, shall vest to the Investor on the date of the Second Closing and shall terminate pursuant to the terms described in paragraph 7.3 below:

7.3

Right of First Refusal. Investor shall have the right in the event the Company establishes a Missouri City Team and proposes to offer to sell franchise or other similar rights to the Missouri City Team (the “MCT Rights”) to any person (other than pursuant to (i) a merger, consolidation, acquisition, or similar business combination of the Company approved by the Company’s Board of Directors; and (ii) security or guarantees issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by the Company’s Board of Directors) to purchase the MCT Rights. The Company shall provide the Investor with written notice of its desire to sell the MCT Rights, including a description of the MCT Rights, the proposed price and the financial terms on which they will be offered. The Investor shall have thirty (30) days after receipt of such notice to exercise its right of first refusal, by delivering to the Company a written notice thereof. If the Investor exercises its right of first refusal or option to purchase, it shall have an additional period of sixty (60) days after such exercise within which to make payment for, and take title to, the MCT Rights. If the Investor does not exercise its right of first refusal or option to purchase the MCT Rights within the time periods described herein, the Investor’s right of first refusal shall terminate so long as the Company, within a ninety (90) day period, commencing on (i) the first business day following the sixty day period described in the preceding sentence; or (ii) the date the Company receives written notice from the Investor of its intention not to exercise its option to purchase the MCT Rights, sells to a third party the MCT Rights at a price and upon financial terms no less favorable to the Company than those specified in the Company’s notice to the Investor. For purposes of clarity, the price and financial terms described in the proceeding sentence paid by the third party to purchase the MCT Rights do not have to be identical or similar to be considered no less favorable. At the Company’s discretion and upon the Company’s written approval, the Investor may transfer its right of first refusal described in this paragraph 7.3 herein to any corporation or other entity which succeeds to all or substantially all of the Investor’s business and properties, or which wholly owns or is wholly-owned by, the Investor;

provided, however, that the transferee shall have agreed to be bound jointly with the Investor by all of the terms and conditions of this Section 7 of this Agreement.

7.4

Additional Rights of Investor. The Company will provide the Investor the right to participate in the management of the Missouri City Team (franchise ownership training) to prepare the Investor for ownership of the Missouri City Team in the event the Investor exercises its MCT Rights. Upon establishment of the Missouri City Team, and while still owned by the Company, the Investor, either itself or via a separate entity controlled by the Investor, shall have the right to manage the Stadium, the Missouri City Team (franchise management training preparation), and its related facilities pursuant to a negotiated management agreement with the Company that contains agreed upon renewal provisions. The management agreement is anticipated to provide for 3 to 5 year terms, along with standard pricing provision adjustments related to inflation and other cost increases. For clarity, the parties understand that in the event the Company never offers MCT Rights to the Investor, the Investor shall have the right to manage the Stadium, the Missouri City Team, and its related facilities, all subject to the Company’s applicable rules and regulations. In the event the Company offers MCT Rights to the Investor, and the Investor does not exercise the MCT Rights, the Investor’s rights to manage the Stadium, the Missouri City Team, and its related facilities, will be contingent upon reaching an agreement with the purchaser of the Missouri City Team, the Company and any other interested party.

8.

Miscellaneous.

8.1

Agreement is Entire Contract. Except as specifically referenced herein, this Agreement constitutes the entire contract between the parties hereto concerning the subject matter hereof and no party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. This Agreement supersedes all prior agreements between the parties concerning the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

8.2

Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

8.3

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4

Title and Subtitles. The titles of the sections, paragraphs and subparagraphs of this Agreement are for convenience and are not to be considered in construing this Agreement.

8.5

Notices. Any notices or other communications to the parties required herein or permitted hereby shall be sufficiently given, and deemed to be delivered to a party, if sent by hand delivery, overnight courier service, or other similar messenger service, at the address set forth below; or to such other address as the parties shall designate to the other in writing. Notices shall be deemed received one (1) day after deposit with an overnight carrier or upon confirmation of receipt if sent by hand delivery or electronic mail:

If to Subscriber:

2800 Post Oak Blvd.

Ste. 4100

Houston, TX 77056

Attention: Robert Queen

If to Company:

6230 University Parkway, Suite 301

Lakewood Ranch, Florida 34240

Attention: Michael Queen

8.6

Finder’s Fee. Each party hereto represents that it is not, and will not be, obligated for any finder’s fee or commission payable in cash in connection with this transaction. Each party hereto hereby agrees to indemnity and to hold harmless the other party hereto from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which any such party or any of its employees or representatives is responsible).

8.7

Legal Fees and Expenses. Each party hereto shall be responsible for its own legal fees incurred in connection with the negotiation and execution of this Agreement.

8.8

Other Miscellaneous. This Agreement may not be modified or amended except in writing executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument. Neither party may assign this Agreement without the prior written consent of the other party. If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court, governmental agency or arbitrator of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Any ambiguity in this Agreement shall not be construed against either party as the drafter. The parties hereto shall not be construed as joint venturers or partners of each other pursuant to this Agreement, and no party shall have the power to bind or obligate another except as set forth herein.

[Signature Page Attached]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first set forth above in the capacities described.

MAJOR LEAGUE FOOTBALL, INC.

	By:	/s/ Michael D. Queen
Witness	Name:	Michael D. Queen
	Its:	EVP of Finance

CLAIREMONT PRIVATE INVESTMENT GROUP, LLC

	By:	/s/ Robert Queen, Jr.
Witness	Name:	Robert Queen, Jr.
	Its:	Chairman of the Board of Directors

EXHIBIT 2

Since the Form 10-K Date the Company has issued (or intends to issue) the following securities:

A.

2,000,000 shares of Series A Preferred Stock that are reserved for issuance in exchange for a contemplated $2,000,000 investment in the Company to be made by a third party that is expected to close shortly after the execution date of this Agreement (although the Company cannot assure the Investor that such $2,000,000 investment will close) and 2,700,000 shares of Common Stock have been reserved for issuance upon conversion of such Series A Preferred Stock;

B.

400,000 shares of Common Stock, and a warrant to purchase up to 1,400,000 shares of Common Stock at the purchase price of $.35 per share, to a consultant for consulting services. 1,400,000 shares of Common Stock have been reserved for issuance upon exercise of the warrant.

C.

$50,000 convertible unsecured promissory note at 4%. This note has identical terms to the previous convertible unsecured promissory notes at 4% issued by the Company as described in Footnote 4 to the Company’s audited financial statements contained in the 2015 Form 10-K.

Appendix A

Warrant

Appendix A-1

FORM OF WARRANT

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED UNLESS THERE IS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IN EFFECT COVERING THIS WARRANT OR SUCH SECURITIES, AS THE CASE MAY BE, OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

Warrant No. W-___	______, 2015

WARRANT TO PURCHASE COMMON STOCK OF

MAJOR LEAGUE FOOTBALL, INC.

This is to certify that, for value received, ____________________, or his or her assignees (the “Holder”) is entitled to purchase, subject to the provisions of this Warrant, from Major League Football, Inc., a Delaware corporation (the “Company”), _________ (_____) shares of common stock of the Company, par value $0.001 per share (“Common Stock”). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Shares,” and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the “Exercise Price.”

(a)

EXERCISE PRICE. The Exercise Price shall be calculated and set on the date the Holder’s Series A Preferred Stock is first converted into Common Stock in accordance with the terms of the Series A Preferred Stock and shall be equal to 125% of the Conversion Price of the Series A Preferred Stock. Once initially calculated, the Exercise Price calculated pursuant to this Section (a) shall remain the Exercise Price, subject only to the provisions of Section (g); except that Section (g)(1) shall only apply to the Exercise Price so long as the Exercise Price has been initially calculated and set pursuant to the provisions of this Section (a).

(b)

EXERCISE OF WARRANT.

(1)

Subject to the provisions of Section (h), this Warrant may be exercised, in whole or in part at any time from the date of this Warrant until 4:00 p.m. E.S.T. on September 30, 2018 (the “Termination Date”), but at no time prior to the calculation of the Exercise Price pursuant to the provisions of Section (a) hereof.

(2)

To exercise this Warrant, the Holder shall deliver to the Company, with respect to each Warrant Share, accompanied by a duly executed copy of the Notice of Exercise Form annexed hereto, the Exercise Price which shall be paid by delivering a certified check, bank draft or wire transfer of immediately available funds to the order of the Company. If this Warrant is exercised only in part, the Company shall, upon surrender of this Warrant for cancellation,

Appendix A-2

execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office in proper form for exercise and together with payment of the Exercise Price per Warrant Share in the manner provided herein, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise; provided, however, that if at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the Common Stock shall be closed, the certificates for the Warrant Shares in respect of which such Warrants are then exercised shall be issuable as of the date on which such books shall next be opened, and until such date the Company shall be under no duty to deliver any certificate for such Warrant Shares and the Holder shall not be deemed to have become a holder of record of such Warrant Shares.

(c)

RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. The Company covenants and agrees that all shares of capital stock of the Company issued upon the exercise of this Warrant and payment of the Exercise Price per Warrant Share will be duly authorized, validly issued, fully paid, and nonassessable and free from all taxes, liens and charges with respect to the issue thereof to the registered holder hereof.

(d)

FRACTIONAL SHARES. The Company shall not be required to issue fractions of shares on the exercise of Warrants. If any fraction of a share would, except for the provisions of this Section (d), be issuable on the exercise of any Warrant, the Company will (1) if the fraction of a share otherwise issuable is equal to or less than one-half, round down and issue to the Holder only the largest whole number of shares of Common Stock to which the Holder is otherwise entitled, or (2) if the fraction of a share otherwise issuable is greater than one-half, round up and issue to the Holder one additional share of Common Stock in addition to the largest whole number of shares of Common Stock to which the Holder is otherwise entitled.

(e)

EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. At the option of the Holder, this Warrant is exchangeable without expense upon presentation and surrender hereof to the Company for other Warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section (h), and any applicable securities laws restrictions, upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall be canceled. If this Warrant should be assigned in part only, the Company shall, upon surrender of this Warrant in accordance with the procedures set forth in the preceding sentence, execute and deliver, in addition to the new Warrant described in the preceding sentence, a new Warrant evidencing the rights of the Holder to purchase the balance of the shares purchasable thereunder. The term “Warrant” as used herein includes any Warrants into which this Warrant may be divided or for which this Warrant may be exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of such indemnification as the Company may in its discretion impose, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date.

Appendix A-3

(f)

RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, until this Warrant is exercised, and then only in respect of the shares of Common Stock underlying the exercised Warrant, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(g)

ANTI-DILUTION PROVISIONS. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time as hereinafter provided:

(1)

In case the Company shall (i) pay a dividend in its Common Stock or make a pro rata distribution in its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares (including a recapitalization in connection with any consolidation or merger), then the Exercise Price on the record date of such division or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(2)

In the case of any consolidation or merger of the Company with or into another corporation (other than any consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock) or the conversion of such outstanding shares of Common Stock into shares or other stock or other securities or property, or the liquidation, sale or transfer of the property of the Company as an entity or substantially as an entirety and for other unusual events, there shall be deliverable upon exercise of the Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such action if this Warrant had been exercised immediately prior to such action.

(3)

Either the Company or the Holder may require that the Company assign the obligations of the Company described in this Warrant to any successor of the Company if the Company is not the surviving entity of a merger or consolidation.  The Company shall provide the Holder notice at least ten (10) business days in advance of any such consolidation or merger and the terms thereof.

(h)

TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE SECURITIES LAWS. Neither this Warrant nor any of the Warrant Shares nor any other security issued or issuable upon exercise of this Warrant may be sold or otherwise transferred unless this Warrant or the Warrant Shares or such other security may be legally transferred without violating the Securities Act of 1933 and any other applicable securities law and then only against receipt of an agreement of the transferee to comply with the provisions of this Section (h) with respect to any resale or other disposition of such securities.

Appendix A-4

(i)

NO IMPAIRMENT. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

(j)

AMENDMENT AND WAIVER BY MAJORITY OF THE HOLDERS. This Warrant may be amended, modified or supplemented, and waiver or consents to departures from the provisions of the Warrants may be given, if the Company and the holders of Warrants exercisable for a majority of the Warrant Shares for which all Warrants are exercisable consent to the amendment; provided, however, that no term of this Warrant may be amended or waived in such a way as to selectively affect the Holder to the exclusion of holders of other warrants issued pursuant to the Agreement without the written consent of the Holder. Such consent may be effected by any available legal means, including without limitation at a meeting, by written consent or otherwise. Any such amendment or waiver shall apply to and be binding upon the Holder of this Warrant, upon each future holder of this Warrant and upon the Company, whether or not this Warrant shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

(k)

AMENDMENT AND WAIVER BY HOLDER. Notwithstanding anything to the contrary set forth herein, the provisions of this Warrant may be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may be given, upon the written agreement of the Company and the Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Warrant will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

(l)

TRANSFER RESTRICTIONS. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, that (i) the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, and (ii) the Holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company, and (iii) the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institution buyer” as defined in Rule 144A(a) promulgated under the Securities Act.

Appendix A-5

IN WITNESS WHEREOF, the Company has executed this Warrant the day and year first written above.

MAJOR LEAGUE FOOTBALL, INC.

By: ___________________________

Name:

Title:

Appendix A-6

NOTICE OF EXERCISE

The undersigned and Major League Football, Inc. (the “Company”) are parties to that certain Warrant dated _________________, 2015 (the “Warrant”). Capitalized terms used in this Notice of Exercise shall have the respective meanings given to them in the Warrant. Pursuant to the terms thereof, the undersigned hereby exercises his right to purchase _______ shares of the Common Stock of the Company, par value $0.001 per Share.

Simultaneous with the execution of this Notice of Exercise, the undersigned has (i) delivered to the Company a certified check, bank draft or wire transfer of immediately available funds to the order of the Company, the amount of _____________ Dollars ($_______) in payment of the Exercise Price for the Warrant Shares being purchased pursuant to this Notice of Exercise.

Please register the Shares in the name of the undersigned and use the address set forth herein as the registered address of the undersigned.

The undersigned represents and warrants to the Company that he has had all material information about the Company's business and financial condition made available to him prior to execution of this Notice of Exercise, and that he was afforded the opportunity to ask questions of and receive answers from the officers and directors of the Company with respect to the Company's business affairs and prospects.

The undersigned represents and warrants that he is acquiring the Warrant Shares for his own account as principal for investment and not with a view to resale or distribution, and that he has such knowledge and experience in financial and business matters as will enable him to evaluate the merits and risks of the proposed investment in the Warrant Shares.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

Name: _____________________

Address: _____________________

               _____________________

               _____________________

Appendix A-7

ASSIGNMENT FORM

FOR VALUE RECEIVED, ___________________________________________________

hereby sells, assigns and transfers unto

Name ______________________________________________________________________

(Please typewrite or print in block letters)

Address ____________________________________________________________________

___________________________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of _____________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________________________, Attorney, to transfer the on the books of the Company with full power of substitution in the premises.

Date: _____________________, 20________

Signature ____________________________________________________________________

Appendix A-8

Appendix B

Description of the Designation and Terms of the Series A Preferred Stock

Appendix B-1

DESCRIPTION OF DESIGNATION AND TERMS

OF SERIES A PREFERRED STOCK

OF

MAJOR LEAGUE FOOTBALL, INC.

Number of Shares and Designations. 7,500,000 shares of the preferred stock of Major League Football, Inc. (the “Company”) are hereby designated as Series A Preferred Stock (the “Series A Preferred Stock”).

Liquidation Preference. In the event of a liquidation, dissolution, or winding up of the Company, holders of the Series A Preferred Stock then outstanding shall be entitled to receive, in preference to the holders of the Common Stock, a per share amount equal to the greater of (a) One Dollar ($1.00) per share plus any accrued and unpaid dividends or (b) an amount which the holders of Series A Preferred Stock would have received on an as-converted basis using the then applicable conversion price (the “Liquidation Preference”). If at the time of such liquidation, dissolution, or winding up of the Company, the assets of the Company available for distribution to the holders of Series A Preferred Stock and to the holders of shares of all other capital stock ranking pari passu with such Series A Preferred Stock shall be insufficient to permit the payment to all such holders of their full preferential amounts, the holders of shares of Series A Preferred Stock and such holders of shares of Company capital stock ranking pari passu therewith shall share ratably in any distribution of assets in proportion to the amounts that would have been distributed to each such holder upon the liquidation, dissolution, or winding up of the Company in respect of such shares held by them if all amounts payable on or with respect to such shares had been paid in full. A consolidation or merger of the Company in a transaction in which the stockholders of the Company receive cash, securities, or other consideration in exchange for the shares of capital stock held by them or a sale, conveyance, or disposition of all or substantially all of the assets of the Company to another person or persons as an entirety or a transaction or series of related transactions in which more than 65% of the voting power of the Company’s capital stock is disposed of (other than in connection with any Company capital funding transaction), shall be regarded as a liquidation, dissolution, or winding up of the affairs of the Company for purposes of determining the liquidation preference for the Series A Preferred Stock, unless (a) the per share consideration paid on an as-converted basis to Common Stock in such consolidation, merger, sale, conveyance, disposition or such other transaction exceeds One Dollar ($1.00) per share or (b) such consolidation, merger, sale, conveyance, disposition or other transaction is approved by a majority of the holders of Series A Preferred Stock. The Liquidation Preference shall be adjusted equitably to reflect any stock splits, stock combinations, or stock divisions with respect to the Series A Preferred Stock.

Conversion By Holders. Each share of Series A Preferred Stock, along with the aggregate accrued or accumulated and unpaid dividends thereon, shall be convertible by the holder thereof, without the payment of any additional consideration by the holder thereof, at any time after its issuance date into the aggregate number of shares of Common stock as is determined by (i) multiplying the number of shares of Series A Preferred Stock to be converted by One Dollar ($1.00); (ii) adding to the result all accrued and accumulated and unpaid dividends on such

Appendix B-2

shares of Series A Preferred Stock to be converted; and then (iii) dividing the result by the Conversion Price in effect immediately prior to the conversion.

The conversion price per share of Series A Preferred Stock (the “Conversion Price”) shall be equal to 75% of the price of the Common Stock valued at the VWAP for the 15-day trading period ending immediately before the date of election of conversion. However, in no event shall the Conversion Price be less than $0.75 per share (the “Floor Price”). “VWAP” means the volume weighted average price of the Common Stock on the OTC Markets or other stock exchange or trading medium where such shares are traded as reported by Bloomberg, L.P. using the VWAP function. If for any reason, VWAP cannot be thus determined, “VWAP” shall mean the average closing or last sale price of the Company’s Common Stock on the OTC Markets or such other exchange or trading medium. If the shares of Common Stock are not then so trading, the Board of Directors shall fix the fair value of such dividend shares in good faith.

Conversion By Company. In the event at any time after April 30, 2016, the average closing or last sale price of the Company’s Common Stock on the OTC Markets or other stock exchange or trading medium where shares of the Common Stock are traded, for any consecutive ten (10) trading day period, shall be less than $0.75 per share, the Company may, at its sole election, at any time, convert all, but only all, of the outstanding shares of Series A Preferred Stock, along with the aggregate accrued or accumulated and unpaid dividends thereon, without the payment of any additional consideration by the holder thereof, into the aggregate number of shares of Common stock as is determined by (i) multiplying the number of shares of Series A Preferred Stock to be converted by One Dollar ($1.00); (ii) adding to the result all accrued and accumulated and unpaid dividends on such shares of Series A Preferred Stock to be converted; and then (iii) dividing the result by the Conversion Price in effect immediately prior to the conversion; except that for purposes of this paragraph only, the Floor Price limitation shall not apply to the Conversion Price calculation.

Automatic Conversion. In the event at any time after January 31, 2016, the average closing or last sale price of the Company’s Common Stock on the OTC Markets or other stock exchange or trading medium where shares of the Common Stock are traded, for any consecutive ten (10) trading day period, shall exceed $2.00 per share, each outstanding share of Series A Preferred Stock, along with the aggregate accrued or accumulated and unpaid dividends thereon, shall be automatically converted into Common Stock, without the payment of any additional consideration by the holder thereof,  into the aggregate number of shares of Common stock as is determined by (i) multiplying the number of shares of Series A Preferred Stock to be converted by One Dollar ($1.00) (ii) adding to the result all accrued and accumulated and unpaid dividends on such shares of Series A Preferred Stock to be converted, and then (ii) dividing the result by the Conversion Price in effect immediately prior to the conversion.

Dividends. Each share of Series A Preferred Stock shall be entitled to receive cumulative dividends in preference to any dividend on the Common Stock at the rate of Ten Cents ($.10) per year, payable semi-annually on the following fixed record dates: April 30 and October 31. Such dividends are payable, at the option of the Company, in cash or newly issued shares of the Company’s Common Stock or any combination thereof. To the extent the Company elects to pay any such dividend in newly issued shares, the number of shares of Common Stock to be

Appendix B-3

issued shall be valued at the VWAP for the 15-day trading period ending immediately before the record date with respect to such dividend.

Voting Rights. Each holder of shares of Series A Preferred Stock shall be entitled, voting together with the Common Stock as a single class, to vote on all matters submitted to stockholders of the Company on the basis that each holder of shares of Series A Preferred Stock shall have that number of votes per share of Series A Preferred Stock equal to the number of shares of Common Stock into which such share of Series A Preferred Stock held by such holder could be converted on a one-for-one (1:1) basis on the date for determination of stockholders of record entitled to vote at the meeting or on the effective date of any applicable written consent. With respect to all questions as to which, under law, stockholders are entitled to vote by class, the holders of Series A Preferred Stock then outstanding shall vote together with all other preferred stockholders as a class separately from the holders of Common Stock. With respect to all questions as to which, under law, stockholders are entitled to vote by Series, the holders of Series A Preferred Stock then outstanding shall vote together with all other Series A Preferred stockholders as a single series separately from any other class or series of the Company’s capital stock then outstanding.

Anti-dilution Provisions. The conversion price of the Series A Preferred Stock shall be subject to appropriate adjustment in the event of a stock split, stock dividend or similar event.

Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, except as otherwise required by law and as described below, the Company shall not without the affirmative vote or written consent of the majority in interest of the holders of outstanding shares of Series A Preferred Stock, voting together as a single class: (i) redeem any shares of the Corporation’s capital stock except for (a) redemption of Common Stock to accomplish cashless exercises of stock options or warrants outstanding on the date hereof or issued in the future pursuant to a compensation plan which has been approved by the stockholders of the Company, or (b) securities cancelled in connection with their exercise, redemption, or conversion in accordance with their respective terms; (ii) change the preferences, limitations, or relative rights of the Series A Preferred Stock; or (iii) increase or decrease the authorized number of shares of Series A Preferred Stock.

Appendix B-4